UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

757 N. Eldridge Parkway
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of McDermott International, Inc. (“McDermott”) took the following actions relating to the compensation of McDermott’s chief executive officer, chief financial officer, each currently employed executive officer listed in the Summary Compensation Table in McDermott’s proxy statement for its 2016 Annual Meeting of Stockholders and each other currently employed executive officer expected to be listed in the Summary Compensation Table in McDermott’s proxy statement for its 2017 Annual Meeting of Stockholders (collectively, the “Named Executive Officers”).

2017 Annual Base Salaries. The Compensation Committee approved the following base salaries for the Named Executive Officers, effective April 1, 2017:

Named Executive Officer	Annual Base Salary (effective April 1, 2017)
David Dickson	$900,000
Stuart Spence	$510,000
Linh Austin	$350,000
Hugh Cuthbertson	$370,000
Liane K. Hinrichs	$490,000
Jonathan Kennefick	$375,000

2017 Annual Cash Bonus. The Compensation Committee established 2017 annual target award opportunities for participants in McDermott’s Executive Incentive Compensation Plan (the “EICP”), including the Named Executive Officers. For the year ending December 31, 2017, the target award opportunities for the Named Executive Officers are as follows:

Named Executive Officer	Target EICP Award Opportunity (as a percentage of 2017 annual base salary earned)
David Dickson	110%
Stuart Spence	75%
Linh Austin	60%
Hugh Cuthbertson	60%
Liane K. Hinrichs	70%
Jonathan Kennefick	50%

In connection with the 2017 EICP awards, the Compensation Committee approved financial metric performance goals based on McDermott’s consolidated operating income, free cash flow, order intake and operating margins on order intake, weighted as set forth below. McDermott’s financial performance against the stated goals will determine the threshold (0.5x), target (1.0x) and maximum (2.0x) possible funding for each financial performance goal, with the weighted sum of each funding multiple determining the pool funding multiple (the “Pool Funding Multiple”):

Weight	Financial Metric Performance Goals	Performance Level	Funding Multiple
		Threshold	0.5x
25%	Operating Income	Target	1.0x
		Maximum	2.0x

		Threshold	0.5x
25%	Free Cash Flow	Target	1.0x
		Maximum	2.0x

		Threshold	0.5x
30%	Order Intake	Target	1.0x
		Maximum	2.0x

20%	Order Intake Operating Margin	Threshold	0.5x
		Target	1.0x
		Maximum	2.0x

The Pool Funding Multiple will then be, for each participant in the EICP, multiplied by the product of such participant’s 2017 base salary earned times their respective Target EICP Award Opportunity, and such amounts will be aggregated to determine the total amount of the bonus pool from which 2017 EICP awards may be paid (the “2017 EICP Pool”). However, the Compensation Committee determined that the 2017 EICP Pool will not be less than 0.5x nor more than 2.0x the aggregate dollar amount of the participants’ 2017 target award opportunities.

A participant’s actual bonus award will be determined by achievement of the participant’s individual performance goals, in each case in accordance with objective measures required by the terms of the EICP.

In no event may any Named Executive Officer’s annual bonus exceed two times his or her respective Target EICP Award Opportunity, and no participant is guaranteed a minimum award under the EICP. The Compensation Committee has the discretion to increase or decrease the amount of any payout in its sole discretion, even if one or more of the applicable performance goals have been achieved.

2017 Long-Term Incentive. The Compensation Committee approved the type of grants and form of grant agreements to be used in connection with the 2017 annual long-term incentive awards. The 2017 awards include, for each Named Executive Officer, grants of restricted stock units and performance units in the approximate grant date fair value amounts set forth below. The grants were all made pursuant to the 2016 McDermott International, Inc. Long-Term Incentive Plan. The foregoing description of the grants of restricted stock units and performance units is a summary and is qualified in its entirety by reference to the forms of the restricted stock unit and performance unit grant agreements, which are included as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.

Named Executive Officer	Restricted Stock Units	Performance Units
David Dickson	$2,400,000	$2,400,000
Stuart Spence	$750,000	$750,000
Linh Austin	$200,000	$200,000
Hugh Cuthbertson	$100,000	$100,000
Liane K. Hinrichs	$500,000	$500,000
Jonathan Kennefick	$100,000	$100,000

Perquisite Program. The Compensation Committee approved a perquisite program for certain of our executive officers, including each of the Named Executive Officers. The perquisite program provides for financial planning services and an executive physical, to be reimbursed to the participant or paid directly to the participant’s provider of choice, in a combined amount not to exceed $20,000. No other perquisites are provided to executive officers, with the exception of company-required spousal travel for (1) the Chief Executive Officer, and (2) the remaining Named Executive Officers, as approved by the Chief Executive Officer.

Deferred Compensation Plan Company Contribution. The Compensation Committee approved a 2017 company contribution under the McDermott International, Inc. Director and Executive Officer Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain of our executive officers, including the Named Executive Officers, in an amount equal to 5% of Compensation (as defined in the Deferred Compensation Plan) received from McDermott during 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of 2017 Restricted Stock Unit Grant Agreement.

	10.2	Form of 2017 Performance Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart A. Spence
Stuart A. Spence
Executive Vice President and Chief Financial Officer

March 3, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of 2017 Restricted Stock Unit Grant Agreement.

10.2	Form of 2017 Performance Unit Grant Agreement.